UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2022 (August 23, 2022)

MOBILE INFRASTRUCTURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55760	47-3945882
(Commission File Number)	(I.R.S. Employer Identification No.)

30 W 4th Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 834-5110 (Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephanie Hogue as Chief Financial Officer

On August 23, 2022, the Board of Directors (the “Board”) of Mobile Infrastructure Corporation (the “Company), a Maryland corporation, appointed Stephanie Hogue, the Company’s interim Chief Financial Officer, as Chief Financial Officer, effective immediately. Ms. Hogue also serves as the Company’s President, Treasurer and Secretary. The biographical information of Ms. Hogue is contained in the Company’s proxy statement filed on November 16, 2021 and is incorporated herein by reference.

Amendment to Executive Employment Agreements

                On August 23, 2022, the Company entered into a First Amendment to the Employment Agreements (collectively, the “First Amendments”) between the Company, Mobile Infra Operating Partnership, L.P. (the “Operating Partnership”) and each of Mr. Chavez and Ms. Hogue (the “Employment Agreements”). Pursuant to the terms of the First Amendments, among other things, each of Mr. Chavez and Ms. Hogue acknowledged that: (i) the Company’s grant of LTIP Units of the Operating Partnership pursuant to a LTIP Unit Agreement (each, an “LTIP Agreement”) to each of Mr. Chavez and Ms. Hogue is in lieu and full satisfaction of the Company’s obligation to issue to them restricted shares of common stock of the Company as set forth therein; (ii) the Compensation Committee of the Board has the discretion to award any compensation pursuant to the Employment Agreements in shares of common stock of the Company or in limited partnership units of the Operating Partnership; and (iii) the potential merger of the Company with or into Mobile Infrastructure Trust, a Maryland real estate investment trust, will not constitute a Change in Control (as defined in the Employment Agreements).

                 Also on August 23, 2022, each of Mr. Chavez and Ms. Hogue entered into an LTIP Agreement pursuant to which 170,213 and 102,128 LTIP Units of the Operating Partnership, respectively, were granted to Mr. Chavez and Ms. Hogue, subject to the vesting and other terms and conditions set forth in the applicable LTIP Agreement. The LTIP Units will vest in full only upon the occurrence of a Liquidity Event (as defined in the Employment Agreements) prior to August 25, 2024, provided that the executive remains continuously employed with the Company, the Operating Partnership or an affiliate on the date of the Liquidity Event, unless the executive is terminated by the Company, the Operating Partnership or such affiliate without Cause (as defined in the Employment Agreements) or resigns for Good Reason (as defined in the Employment Agreements) within one hundred and eighty (180) days of a Liquidity Event, in which case, the LTIP Units will vest in full upon such Liquidity Event. The LTIP Units are a class of partnership interest of the Operating Partnership. Once vested, each LTIP Unit is convertible at the option of the holder into a common unit of limited partnership interest in the Operating Partnership subject to the holding period set forth in the partnership agreement. Each common unit acquired upon the conversion of an LTIP Unit is redeemable by the holder for shares of common stock of the Company on a one-for-one basis. The Company may elect, at its option, to pay cash in lieu of issuing shares of common stock for all or any redeemed partnership unit.

                The foregoing description of the terms of each First Amendment and LTIP Agreements are qualified in their entirety by the terms of each First Amendment and the Form of LTIP Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated August 23, 2022, among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P. and Manuel Chavez. (Filed herewith.)

10.2	First Amendment to Employment Agreement, dated August 23, 2022, among Mobile Infrastructure Corporation, Mobile Infra Operating Partnership, L.P. and Stephanie Hogue. (Filed herewith.)

10.3	Form of LTIP Unit Agreement (Liquidity Event) among Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. and the participant. (Filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE INFRASTRUCTURE CORPORATION

/s/ Stephanie L. Hogue
By: Stephanie L. Hogue
Title: President and Chief Financial Officer

Dated: August 26, 2022